UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 13, 2010, pursuant to that certain Asset Purchase Agreement  (the “Asset Purchase Agreement”) dated as of June 11, 2010 by and between Exopack Holding Corp. (the “Company”) and Bemis Company, Inc. (“Bemis”), the Company completed the previously-announced acquisition (the “Acquisition”) from Bemis and certain of its subsidiaries and affiliates, of certain assets and liabilities related to Bemis’ business involving the manufacture and sale in the United States and Canada of (i) flexible–packaging rollstock used for chunk, sliced or shredded natural cheeses packaged for retail sale, (ii) flexible–packaging shrink bags used for fresh meat and (iii) certain other packaging products described in the Asset Purchase Agreement (collectively, the “Business”).  The cash consideration paid by the Company at the closing of the Acquisition was $82,134,700, which is subject to certain post-closing adjustments as described in the Asset Purchase Agreement, and the Company assumed certain liabilities related to the Business.

The Company funded the purchase price with proceeds from a term loan pursuant to a Credit and Guaranty Agreement (the “Credit Agreement”), dated as of July 13, 2010, by and among the Company, Exopack Key Holdings, LLC, and certain subsidiaries of the Company, as guarantors, on the one hand, and Goldman Sachs Lending Partners LLC (“GS Lending Partners”), as Sole Lead Arranger, Sole Lead Bookrunner, Administrative Agent, Syndication Agent and Documentation Agent, on the other hand.  The Credit Agreement provides for a term loan in an amount of up to $100.0 million (the “Term Loan”).  GS Lending Partners may syndicate the Term Loan to other lenders that may become party to the Credit Agreement from time to time.  In general, the Company’s obligations under the Credit Agreement will mature on February 1, 2014.  The Company’s obligations under the Credit Agreement are guaranteed by the Company’s parent and certain subsidiaries of the Company set forth in the Credit Agreement.

This Form 8-K/A amends the Form 8-K the Company filed on July 16, 2010 to include the financial statements and pro forma information required by Items 9.01(a) and 9.01(b) of Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The Alcan Cheese and Meat Statements of Assets Acquired and Liabilities Assumed as of June 30, 2010 (Unaudited) and December 31, 2009 and 2008 and the Statements of Revenues and Direct Expenses for the periods March 1, 2010 through June 30, 2010 (Unaudited) and January 1, 2010 through February 28, 2010 (Unaudited), for the six months ended June 30, 2009 (Unaudited), for the years ended December 31, 2009 and 2008, and for the periods October 24, 2007 through December 31, 2007 and January 1, 2007 through October 23, 2007 are filed with this Form 8-K/A as Exhibit 99.1 and incorporated herein by reference.

(b)  Pro Forma Financial Information.

The Exopack Holding Corp. Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2010 and Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2009 and the six months ended June 30, 2010 are filed with this Form 8-K/A as Exhibit 99.2 and are incorporated herein by reference.

(d)  Exhibits.

The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: September 20, 2010	By: /s/ Jack Knott_____________
Name: Jack Knott
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1%†	Asset Purchase Agreement dated as of June 11, 2010 by and between Exopack Holding Corp. and Bemis Company, Inc. *
99.1

Alcan Cheese and Meat Statements of Assets Acquired and Liabilities Assumed as of June 30, 2010 (Unaudited), December 31, 2009 and 2008 and the Statements of Revenues and Direct Expenses for the periods March 1, 2010 through June 30, 2010 (Unaudited) and January 1, 2010 through February 28, 2010 (Unaudited), for the six months ended June 30, 2009 (Unaudited), for the years ended December 31, 2009 and 2008, and for the periods October 24, 2007 through December 31, 2007 and January 1, 2007 through October 23, 2007.

99.2

Exopack Holding Corp. Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2010 and Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2009 and the six months ended June 30, 2010.

%         Previously filed.

†          Confidential treatment has been requested for portions of this Exhibit 2.1. These portions have been omitted from the Current Report on Form 8-K, as amended, and have been filed separately with the Securities and Exchange Commission.

*          Schedules and certain exhibits to this Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of the omitted schedules and exhibits to the Securities and Exchange Commission upon its request.